23.2     Consent of PricewaterhouseCoopers LLP


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

         We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 17, 2003, except for Note 1: Correction of an Error, as to which the date is October 20, 2003, relating to the financial statements of Emergency Filtration Products, Inc. (the "Company"), which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

         /s/ PricewaterhouseCoopers LLP
         ------------------------------
         PricewaterhouseCoopers LLP

         Las Vegas, Nevada
         October 21, 2003